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                                                                   EXHIBIT 10.1



                            SECURED PROMISSORY NOTE

$1,250,000.00                                                     June 16, 2000


         FOR VALUE RECEIVED, the undersigned, H.T.E., INC., a Florida corporation ("H.T.E."), hereby promises to pay to the order of The City of Tacoma, Washington, a municipality in the State of Washington ( the "City"), at such times and in such amounts as described herein (the "Note"), the principal sum of ONE MILLION TWO HUNDRED FIFTY-THOUSAND DOLLARS ($1,250,000.00), together with interest thereon at the rate set forth herein. This Note is being executed in connection with that certain Settlement Stipulation between H.T.E. and the City dated June 21, 2000. For purposes of this Note, "H.T.E." shall mean all successors in interest and assignees, including, without limitation, pursuant to a merger, consolidation, reorganization, recapitalization or other similar restructuring event (collectively, a "Reorganization").

         1. Interest Rate. Interest shall accrue on the outstanding balance of such sum from and after the date hereof at the rate of NINE PERCENT (9%) per annum, except upon default and then at a higher rate of interest, as provided below. Interest shall be charged on the principal outstanding from time to time for the actual number of days elapsed.

         2.       Payment of Principal and Interest.

                  H.T.E. shall pay the entire outstanding principal balance under this Note, together with all accrued and unpaid interest thereon (the "Indebtedness"). The Indebtedness shall be due and payable in two equal installments of $625,000 on June 1, 2001 and June 1, 2002 (at which time the entire remaining principal and accrued and unpaid interest shall be due and payable). For purposes of this Note, the entire term, from the date hereof until maturity, hereinafter referred to as the "Loan Term".

         3.       Events of Default.

                  Any of the following shall constitute an "Event of Default" under this Note, and shall give rise to the remedies provided in Section 4 herein:

                  (a) Any failure by H.T.E. to pay when due all or any portion of principal or interest hereunder;

                  (b) If H.T.E. (i) admits in writing its inability to pay generally its debts as they mature, or (ii) makes a general assignment for the benefit of creditors, or (iii) is adjudicated a bankrupt or insolvent, or (iv) files a voluntary petition in bankruptcy, or (v) takes advantage, as against its creditors, of any bankruptcy law or statute of the United States of America or any state or subdivision thereof now or hereafter in effect, or (vi) has a petition or proceeding filed against it under any provision of any bankruptcy or insolvency law or statute of the United States of America or any state or subdivision thereof, which petition or proceeding is not dismissed within thirty (30) days after the date of the commencement thereof, (vii) has a receiver, liquidator, trustee, custodian, conservator, sequestrator or other such person appointed by any court to take charge of its affairs or assets or business and such appointment is not vacated or discharged within thirty (30) days thereafter, or (viii) takes any action in furtherance of any of the foregoing;

                  (c) Any, liquidation, dissolution or winding up of H.T.E. or its business or any sale of substantially all of its capital stock or assets; or

                  (d) Any default by H.T.E. under the terms of the Security Agreement (as defined below).



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         4.       Remedies on Default.

                  If any Event of Default shall occur and be continuing, the City shall, in addition to any and all other available rights and remedies, have the right, at the City's option, to: (a) declare the entire unpaid principal balance of this Note, together with all interest accrued thereon at the rate hereinbefore specified to the date of said Event of Default, and all other sums due by H.T.E. hereunder, to be immediately due and payable; and (b) pursue any and all available remedies for the collection of such principal and interest to enforce its rights as described herein; and in such case the City may also recover all costs of suit and other expenses in connection therewith, including reasonable attorney's fees for collection and the right to equitable relief (including, but not limited to, injunctions) to enforce the City's rights as set forth herein (as described herein).

         5. Prepayment of Principal. The principal indebtedness represented by this Note may be prepaid in whole or in part, without the prior written consent of the City.

         6. Security for Note. This Note and the payments due hereunder are secured, inter alia, by, and the City is entitled to the benefits of, the Pledge and Security Agreement of even date herewith, between H.T.E. and the City (the "Security Agreement").

         7. Certain Waivers. Except as otherwise expressly provided in this Note, the H.T.E. hereby waives diligence, presentment for payment and protest. All amounts payable under this Note shall be payable without relief under any applicable valuation and appraisement laws. The H.T.E. hereby expressly agrees that this Note, or any payment hereunder, may be extended, modified or subordinated (by forbearance or otherwise) from time to time, without in any way affecting the liability of the H.T.E..

         8. Waivers and Amendments; Cumulative Remedies. Neither any provision of this Note nor any performance hereunder may be amended or waived orally, but only by an agreement in writing and signed by the party against whom enforcement of any waiver, change, modification or discharge is sought. No right or remedy conferred upon the parties under this Note is intended to be exclusive of any other right or remedy contained herein or in any instrument or document delivered in connection herewith, and every such right or remedy shall be cumulative and shall be in addition to every other such right or remedy contained herein and/or now or hereafter existing at law or in equity or otherwise.

         9. Jurisdiction and Governing Law. This Note shall be deemed to be a contract made under the laws of the State of Florida and shall be governed by, and construed in accordance with, the laws of the State of Florida, without giving effect to the principles of conflicts of law. Any suit file to enforce the terms of this Note may only be brought in the Circuit Court in and for Seminole County, Florida.

         10. Representations and Warranties. H.T.E. hereby makes the following representations and warranties to the City:

                  (a) Organization, Good Standing and Power. H.T.E. is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Florida and has the requisite corporate power to own, lease and operate its properties and assets and to conduct its business as it is now being conducted.

                  (b) Authorization; Enforcement. H.T.E. has the requisite corporate power and authority to enter into and perform this Note. The execution, delivery and performance of this Note by H.T.E. and the consummation by it of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action, and no further consent or authorization of H.T.E. or its Board of Directors or shareholders is required. This Note has been duly executed and delivered by H.T.E.. This Note constitutes, or shall constitute when executed and delivered, a valid and binding obligation of H.T.E. enforceable against H.T.E. in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor's rights and remedies or by other equitable principles of general application.

         11. Consent to Jurisdiction and Service of Process. H.T.E. consents to the jurisdiction of the state and federal courts in the State of Florida. H.T.E. waives personal service of any summons, complaint or other process in




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connection with any such action or proceeding and stipulates and agrees that service thereof may be made, as the City may elect, by certified mail directed to H.T.E. at the location then registered in the City's records for H.T.E. so served (and that any process so served shall be effective five (5) days after mailing), or, in the alternative, in any other form or manner permitted by law.

         12. Attorneys' Fees. In the event the City or any holder hereof shall refer this Note to an attorney for collection, H.T.E. agrees to pay all the costs and expenses incurred in attempting or effecting collection hereunder or enforcement of the terms of this Note, including attorney's fees; provided, however, that in the event of any other breach of any provision of this Note (except for an action involving the collection of sums rightly due the City or any holder hereof), the prevailing party shall be entitled to attorneys' fees, including, but not limited to, contingency fees, whether or not suit is instituted.

         13. Additional Documents. From time to time H.T.E. will execute and deliver to the City such additional instruments as the City may reasonably request to effectuate the purposes of this Note.

         14. Notices. All notices given under this Note shall be by (i) personal service, (ii) first class United States mail, postage prepaid, (iii) overnight delivery service, charges prepaid, or (iv) telecopy or other means of electronic transmission, if confirmed promptly by any of the methods specified in clauses (i), (ii), and (iii) of this sentence, to the parties at the following addresses:

                  If to H.T.E.:           H.T.E., Inc.
                                          1000 Business Center Drive
                                          Lake Mary, Florida 32746
                                          Attention: Chief Financial Officer


                  with a copy to:         L.A. Gornto, Jr., Esquire
                                          149-F South Ridgewood Avenue
                                          Daytona Beach, Florida 32114

                  If to the City:         The City of Tacoma, Washington
                                          1201 Pacific Avenue, Suite 2200
                                          Tacoma, Washington 98401-1157
                                          Attention: Richard Creatura, Esq.

or to such other addresses as may be specified by like notice and shall be deemed to have been duly given or made when delivered by personal service, two days after deposited in the mails or one day after given to an overnight delivery service.

         15. Waiver. Neither any failure or delay by the City in exercising any right, power or privilege hereunder or under the Note shall operate as a waiver thereof; nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. No notice to or demand on H.T.E. in any case shall entitle H.T.E. to any other or further notice or demand in similar or other circumstances or shall constitute a waiver of the City's right to any other or further action in any circumstances without notice or demand.

         16. Entire Agreement. This Note constitutes the full understanding between the parties hereto with respect to the subject matter hereof, and no statements, written or oral, made prior to or at the signing hereof shall vary or modify the terms hereof. No amendment, modification or release from any provision hereof shall be effective unless in writing and executed by the party to be charged therewith and shall be effective only in the specific instance and for the specific purpose for which given.

         17. Severability. If any provision of this Note is prohibited or unenforceable in any jurisdiction, it shall be ineffective in such jurisdiction only to the extent of such prohibition or unenforceability, and such prohibition or unenforceability shall not invalidate the balance of such provision to the extent it is not prohibited or




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unenforceable nor the remaining provisions hereof, nor render unenforceable such provision in any other jurisdiction.

         18. Assignment. This Note shall inure to the benefit of, and shall be binding upon, H.T.E. and the City and their respective successors and permitted assigns. H.T.E. may not assign any of its rights or obligations hereunder without the prior written consent of the City.

         IN WITNESS WHEREOF, the undersigned has executed and delivered this Note on and as of the date first set forth above.



                                       H.T.E., INC.


                                       By: /s/ Bernard B. Markey
                                       ----------------------------------------
                                       Name:   Bernard B. Markey
                                       Title:  Chairman




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